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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related prospectus of Chelsea GCA Realty, Inc. and Chelsea GCA Realty Partnership, L.P. for the registration of $300 million of non-convertible debt securities and to the incorporation by reference therein of our reports dated February 12, 1997 with respect to the consolidated financial statements of Chelsea GCA Realty, Inc. and Chelsea GCA Realty Partnership, L.P. included in their Annual Reports on Form 10-K for the year ended December 31, 1996 and our report dated February 21, 1997 with respect to the statement of revenues and certain expenses of Waikele Factory Outlet Stores included in its current report on Form 8-K dated April 11, 1997 filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

New York, New York
September 26, 1997